Exhibit 32.1
                       New York Regional Rail Corporation

                Certification Pursuant To 18 U.S.C. Section 1350
      As Adopted Pursuant To Section 906 Of The Sarbanes-Oxley Act Of 2002

In connection with the Annual Report of New York Regional Rail Corporation (the "Company") on Form 10-KSB for the year ended December 31, 2004 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Donald
B. Hutton, Principal Executive Officer of the Company, hereby certify to the best of my knowledge, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.





/s/ Donald B. Hutton
Donald B. Hutton, Chief Executive Officer
Principal Executive Officer

May 19, 2005



A signed original of this written statement required by Section 906 has been provided to New York Regional Rail Corporation and will be retained by New York Regional Rail Corporation and furnished to the Securities and Exchange Commission or its staff upon request.